Exhibit 99.1

Investor Contact: Robert Jaffe rjaffe@rjaffeco.com 424.288.4098

NANTHEALTH REPORTS 2018 THIRD-QUARTER FINANCIAL RESULTS

•	Total Revenue in Q3 was $22.3 Million

◦	SaaS revenue of $15.9 million in Q3, up 5% from $15.2 million in prior year Q3

◦	Enhanced efficiencies continued to drive reduced operating expenses and improved adjusted bottom line results

•	Sequencing and Molecular Analysis, 930 total tests ordered in Q3, including 461 GPS Cancer® and 469 Liquid GPS® Tests; continued sequential quarterly growth in total tests ordered

•	Appointed new executives to lead the company’s strategy and business development, as well as global sales

•	SaaS business hit all time high with approximately 80 million covered lives across Eviti and NaviNet

Culver City, Calif. - November 15, 2018 - NantHealth, Inc. (NASDAQ-GS: NH), a next-generation, evidence-based, personalized healthcare company, today reported financial results for its third quarter ended September 30, 2018.

Sequencing and Molecular Analysis - Highlights

•
In September 2018, at the IASLC 19th World Conference on Lung Cancer, the company and NantOmics presented two posters and a mini-oral presentation titled “Blood Based Biomarkers: RNA, KRAS and PD-L1 Strongly Matching with Tissue and Showing Correlation with Clinical Responses In NSCLC Patients,” with investigational data showing (i) association between clinical response and changes in plasma cfRNA levels and (ii) that plasma levels of PD-L1 expression, while on immunotherapy, could be used to monitor clinical responses.

•
In October 2018, at ESMO, the world’s second largest cancer symposium, the company, along with NantOmics, conducted one oral presentation and presented four papers, including papers demonstrating the promise of Liquid GPS, the company’s blood-based molecular test that provides oncologists with a powerful tool for non-invasive tumor profiling and quantitative monitoring of treatment response.

•
Expanded Sequencing and Molecular Analysis Reimbursement Arrangements: In Q3, the company expanded its GPS reimbursement contract with a large, national employer in the healthcare industry to include reimbursement for its Liquid GPS test and, in Q4, the company expanded GPS Cancer and Liquid GPS coverage for firefighters through the execution of an additional reimbursement contract benefiting members of a city-wide firefighter union.

“We recently made two oral presentations at major medical congresses, highlighting the unique aspects of our liquid biopsy platform that are different from ctDNA platforms offered by Guardant Health, Foundation Medicine and other laboratories,” said Sandeep (Bobby) Reddy, M.D., Chief Medical Officer of NantHealth. “Only Liquid GPS can produce this type of data on chemotherapy selection and immunotherapy selection. Moreover, the review committees of two different organizations felt that this data was sufficiently important to warrant oral presentation. This further validates our belief that circulating RNA expression, not DNA alone, is the liquid biopsy technology that will transform medical practice.”

Software and Services Highlights:

•	Payer Engagement (NaviNet):

◦	In Q3, executed a large-scale implementation of NaviNet Open Authorizations with a key customer, adding more than 40,000 end users, bringing total active number of users to 862,000

•	Clinical Decision Support (Eviti):

◦	Released new functionality with drug specific justifications, enabling the capture of key data to ensure quicker pre-authorization and clinical integrity.

◦
Completed a new statewide implementation with a large existing payer in Kentucky, adding 250,000 covered lives. This implementation followed a similar success in Florida in Q2 for the same national payer.

•	Connected Care:

◦
In Q4, collaborated with B. Braun Australia, GE Healthcare and iProcedures to demonstrate the exchange of data between patient devices and medical records at the HIMSS Interoperability Showcase™ as part of the Healthcare Information and Management Systems Society (HIMSS) Asia Pacific Conference.

“We are pleased to report that total net revenue for the 2018 third quarter increased to $22.3 million, up from the comparable prior year period, as well as on a sequential quarterly basis,” said Bob Petrou, Interim Chief Financial Officer of NantHealth. “Looking ahead, the recent addition of two new executives to lead our strategy and business development, and global sales efforts will help us expand our business in both the U.S. and international markets.”

Business and Financial Highlights
The company adopted a new revenue recognition standard on January 1, 2018. Please note that the financial results presented below include both amounts “as presented,” which reflect implementation of the new revenue recognition standard, as well as amounts prior to the impact of the new revenue recognition standard to allow for comparability against historical results. Starting in fiscal year 2019, the company will no longer present its GAAP and Non-GAAP financial results under the previous revenue recognition standard. For additional information and reconciliations of our financial results between the new and previous revenue recognition standard, see the additional tables included in this press release and in the company’s Form 10-Q to be filed with the Securities and Exchange Commission.

For the 2018 third quarter, total net revenue as presented was $22.3 million. Total 2018 third quarter net revenue prior to the impact of the new revenue recognition standard increased to $22.0 million from $21.8 million in 2017 third quarter. Gross profit as presented was $11.1 million, or 50% of total net revenue. Gross profit prior to the impact of the new revenue recognition standard was $10.8 million, or 49% of total net revenue, compared with $10.3 million, or 47% of total net revenue, for the prior-year third quarter. Selling, general and administrative (SG&A) expenses as presented were $17.0 million. SG&A prior to the impact of the new revenue recognition standard was $16.9 million compared with $17.5 million in 2017 third quarter. Research and development (R&D) expenses as presented decreased to $4.8 million from $7.7 million; the new revenue recognition standard did not impact R&D expenses.

Financial results for the third quarter of 2018 included a non-cash charge for loss from related party equity method investment, including impairment, of $83.3 million. Net loss from continuing operations, net of tax, as presented was $97.4 million, or $0.89 per share. Net loss from continuing operations, net of tax, prior to the impact of the new revenue recognition standard was $97.5 million, or $0.89 per share, from $23.0 million, or $0.20 per share for the 2017 third quarter. Loss from discontinued operations, net of tax, as presented was $32,000, or $0.00 per share, compared with $19.4 million, or $0.17 per share; the new revenue recognition standard did not impact loss from discontinued operations. Net loss as presented was $97.5 million, or $0.89 per share. Net loss prior to the impact of the new revenue recognition standard was $97.5 million, or $0.89 per share, compared with $42.4 million, or $0.37 per share, for 2017 third quarter.

For the 2018 third quarter, on a non-GAAP basis, adjusted net loss from continuing operations as presented was $10.8 million, or $0.10 per share. On a non-GAAP basis, adjusted net loss from continuing operations prior to the impact of the new revenue recognition standard was $10.9 million, or $0.10 per share, compared with $14.9 million, or $0.13 per share, for the 2017 third quarter.

In August 2017, NantHealth sold its provider/patient engagement assets to Allscripts to focus on core competencies and accelerate the plan to achieve profitability. As a result, the company has classified the current and prior period operating results of its provider/patient engagement business as discontinued operations. All results presented above represent the company’s continuing operations.

Conference Call Information and Forward-Looking Statements
Later today, the company will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) to review its results of operations for the third quarter ended September 30, 2018. The conference call will be available to interested parties by dialing 844-309-3709 from the U.S. or Canada, or 281-962-4864 from international locations, passcode 9992769. The call will be broadcast via the Internet at www.nanthealth.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding topics such as the company’s financial status and performance, regulatory and operational developments, and other comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures
This news release contains references to Non-GAAP financial measures, including adjusted net loss and adjusted net loss per share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. Other companies may define these measures in different ways. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. Non-GAAP per share numbers are calculated based on one class of common stock and do not incorporate the effects, if any, of using the two-class method.

About NantHealth, Inc.
NantHealth, Inc., a member of the NantWorks ecosystem of companies, is a next-generation, evidence-based, personalized healthcare company enabling improved patient outcomes and more effective treatment decisions for critical illnesses. NantHealth's unique systems-based approach to personalized healthcare applies novel diagnostics tailored to the specific molecular profiles of patient tissue and integrates this molecular data in a clinical setting with large-scale, real-time biometric signal and phenotypic data to track patient outcomes and deliver precision medicine. For nearly a decade, NantHealth has developed an adaptive learning system that integrates our unique molecular profiling solution, software and hardware. Our system infrastructure collects, indexes, analyzes and interprets billions of molecular, clinical, operational and financial data points derived from novel and traditional sources to continuously improve decision-making and optimize our clinical pathways and decision algorithms over time. For more information please visit https://www.nanthealth.com/.

About GPS Cancer®
GPS Cancer® is a unique, comprehensive test available through NantHealth. GPS Cancer integrates tumor/normal DNA and RNA sequencing, with enhanced expression analysis and bioinformatics of complex biologic pathway systems, providing oncologists with a comprehensive molecular profile of a patient’s cancer to inform personalized treatment strategies. GPS Cancer testing is conducted in CLIA-certified and CAP-accredited laboratories. For more information, visit https://www.nanthealth.com/gps-cancer/.

About Liquid GPS®
Liquid GPS is a blood-based molecular test that provides oncologists with a powerful tool for noninvasive tumor profiling and quantitative monitoring of treatment response. Liquid GPS looks beyond cfDNA to cfRNA, which allows profiling and trending of actionable biomarkers that cannot be assessed through cfDNA alone. In addition to providing molecular insight into key guidelines-based biomarkers (e.g., EGFR, ALK, ROS1, KRAS), this powerful RNA-based approach enables a variety of capabilities and applications not typically available from a liquid biopsy test.  For more information, visit https://www.nanthealth.com/liquid-gps/.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. Risks and uncertainties include, but are not limited to: our ability to successfully integrate a complex learning system to address a wide range of healthcare issues; our ability to successfully amass the requisite data to achieve maximum network effects; appropriately allocating financial and human resources across a broad array of product and service offerings; raising additional capital as necessary to fund our operations; achieving significant commercial market acceptance for our sequencing and molecular analysis solutions; establish relationships with, key thought leaders or payers’ key decision makers in order to establish GPS Cancer as a standard of care for patients with cancer; our ability to grow the market for our Systems Infrastructure, and applications; successfully enhancing our Systems Infrastructure and applications to achieve market acceptance and keep pace with technological developments; customer concentration; competition; security breaches; bandwidth limitations; our ability to continue our relationship with NantOmics; our ability to obtain regulatory approvals; dependence upon senior management; the need to comply with and meet applicable laws and regulations; unexpected adverse events; clinical adoption and market acceptance of GPS Cancer; and anticipated cost savings. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our reports filed with the Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

NantHealth, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	September 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$22,841	$61,660
Accounts receivable, net	17,202	11,491
Inventories	654	839
Deferred implementation costs	11	1,960
Related party receivables, net	1,293	585
Prepaid expenses and other current assets	5,188	5,358
Total current assets	47,189	81,893
Property, plant, and equipment, net	24,942	18,517
Deferred implementation costs, net of current	3	3,951
Goodwill	115,930	114,625
Intangible assets, net	66,990	69,424
Investment in related party	59,000	156,863
Related party receivable, net of current	1,611	1,727
Other assets	1,848	2,195
Total assets	$317,513	$449,195

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,222	$3,164
Accrued and other current liabilities	15,562	18,134
Deferred revenue	14,866	10,057
Related party payables, net	5,283	4,504
Total current liabilities	37,933	35,859
Deferred revenue, net of current	8,061	7,126
Related party liabilities	16,138	11,500
Related party promissory note	112,666	112,666
Related party convertible note, net	8,265	7,947
Convertible notes, net	78,230	74,845
Other liabilities	5,025	5,950
Total liabilities	266,318	255,893

Stockholders' equity
Common stock, $0.0001 par value per share, 750,000,000 shares authorized; 109,491,277 and 108,383,602 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively (including 3,490 shares of restricted stock at both dates)	11	10
Additional paid-in capital	886,363	886,669
Accumulated deficit	(834,999)	(693,233)
Accumulated other comprehensive loss	(180)	(144)
Total stockholders' equity	51,195	193,302
Total liabilities and stockholders' equity	$317,513	$449,195

NantHealth, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Total net revenue	$22,292	$21,760	$66,603	$64,378

Total cost of revenue	11,226	11,472	32,878	32,643
Gross Profit	11,066	10,288	33,725	31,735

Operating Expenses:
Selling, general and administrative	17,001	17,521	56,123	54,181
Research and development	4,835	7,749	15,875	25,051
Amortization of acquisition-related assets	1,054	1,054	3,163	3,163
Total operating expenses	22,890	26,324	75,161	82,395

Loss from operations	(11,824)	(16,036)	(41,436)	(50,660)
Interest expense, net	(4,306)	(4,067)	(12,766)	(12,049)
Other income (expense), net	226	60	(928)	308
Loss from related party equity method investment, including impairment	(83,306)	(2,942)	(89,512)	(46,353)
Loss from continuing operations before income taxes	(99,210)	(22,985)	(144,642)	(108,754)
(Benefit from) provision for income taxes	(1,778)	30	(3,429)	85
Net loss from continuing operations	(97,432)	(23,015)	(141,213)	(108,839)
Loss from discontinued operations, net of tax	(32)	(19,383)	(1,817)	(44,738)
Net loss	$(97,464)	$(42,398)	$(143,030)	$(153,577)

Net loss per share:
Continuing operations
Basic and diluted - common stock	$(0.89)	$(0.20)	$(1.29)	$(0.91)

Discontinued operations
Basic and diluted - common stock	$—	$(0.17)	$(0.02)	$(0.37)

Total net income (loss) per share
Basic and diluted - common stock	$(0.89)	$(0.37)	$(1.31)	$(1.28)

Weighted average shares outstanding:
Basic and diluted - common stock	109,471,712	115,924,122	109,060,408	119,745,231

NantHealth, Inc.
Condensed Consolidated Statements of Operations
Reconciliation of results under ASC 606 and ASC 605
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30, 2018
	As Reported	Adjustments due to ASC 606[1]	Without new Revenue Standard

Total net revenue	$22,292	$(258)	$22,034

Total cost of revenue	11,226	(29)	11,197
Gross Profit	11,066	(229)	10,837

Operating Expenses:
Selling, general and administrative	17,001	(59)	16,942
Research and development	4,835	—	4,835
Amortization of acquisition-related assets	1,054	—	1,054
Total operating expenses	22,890	(59)	22,831

Loss from operations	(11,824)	(170)	(11,994)
Interest expense, net	(4,306)	—	(4,306)
Other income (expense), net	226	—	226
Loss from related party equity method investment, including impairment	(83,306)	—	(83,306)
Loss from continuing operations before income taxes	(99,210)	(170)	(99,380)
Benefit from income taxes	(1,778)	(110)	(1,888)
Net loss from continuing operations	(97,432)	(60)	(97,492)
Loss from discontinued operations, net of tax	(32)	—	(32)
Net loss	$(97,464)	$(60)	$(97,524)

Net loss per share:
Basic and diluted - common stock	$(0.89)	$—	$(0.89)

Weighted average shares outstanding:
Basic and diluted - common stock	109,471,712		109,471,712

1 Financial Accounting Standards Board, ASC 606 Revenue from contracts with customers ("ASC 606")

NantHealth, Inc.
Condensed Consolidated Statements of Operations
Reconciliation of results under ASC 606 and ASC 605
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30, 2018
	As Reported	Adjustments due to ASC 606	Without new Revenue Standard

Total net revenue	$66,603	$(1,615)	$64,988

Total cost of revenue	32,878	(111)	32,767
Gross Profit	33,725	(1,504)	32,221

Operating Expenses:
Selling, general and administrative	56,123	425	56,548
Research and development	15,875	—	15,875
Amortization of acquisition-related assets	3,163	—	3,163
Total operating expenses	75,161	425	75,586

Loss from operations	(41,436)	(1,929)	(43,365)
Interest expense, net	(12,766)	—	(12,766)
Other income (expense), net	(928)	—	(928)
Loss from related party equity method investment	(89,512)	—	(89,512)
Loss from continuing operations before income taxes	(144,642)	(1,929)	(146,571)
(Benefit from) provision for income taxes	(3,429)	(349)	(3,778)
Net loss from continuing operations	(141,213)	(1,580)	(142,793)
Loss from discontinued operations, net of tax	(1,817)	—	(1,817)
Net Loss	$(143,030)	$(1,580)	$(144,610)

Net income (loss) per share:
Basic and diluted - common stock	$(1.31)	$(0.02)	$(1.33)

Weighted average shares outstanding:
Basic and diluted - common stock	109,060,408		109,060,408

NantHealth, Inc.
Supplemental Revenue Schedule
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenue:
Software-as-a-service related	$15,937	$15,205	$48,323	$44,948
Software and hardware related	$1,450	$1,523	$3,790	$5,400
Maintenance	2,522	2,696	7,357	8,183
Total software-related revenue	19,909	19,424	59,470	58,531
Sequencing and molecular analysis	742	1,025	2,506	1,985
Home health care services	1,641	1,311	4,627	3,862
Total net revenue	$22,292	$21,760	$66,603	$64,378

Cost of Revenue:
Software-as-a-service related	$5,863	$5,859	$18,205	$17,287
Software and hardware related	737	1,757	2,412	3,785
Maintenance	234	274	683	564
Amortization of developed technologies	1,233	1,143	3,700	4,029
Total software-related cost of revenue	8,067	9,033	25,000	25,665
Sequencing and molecular analysis	2,323	1,757	5,443	4,862
Home health care services	836	682	2,435	2,116
Total cost of revenue	$11,226	$11,472	$32,878	$32,643

NantHealth, Inc.
Non-GAAP Net Loss from Continuing Operations and
Non-GAAP Net Loss Per Share from Continuing Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net loss from continuing operations	$(97,432)	$(23,015)	$(141,213)	$(108,839)
Adjustments to GAAP net loss:
Loss from related party equity method investment including impairment loss	83,306	2,942	89,512	46,353
Stock-based compensation expense from continuing operations	373	(170)	4,805	(485)
Corporate restructuring from continuing operations	—	807	—	2,396
Acquisition related sales incentive	425	727	995	2,061
Change in fair value of derivatives liability	(5)	(6)	(7)	(245)
Noncash interest expense related to convertible notes	1,273	1,121	3,702	3,260
Intangible amortization from continuing operations	2,287	2,197	6,863	7,192
Securities litigation costs	887	500	1,709	685
Impairment of equity securities	—	—	1,750	—
Tax benefit resulting from certain noncash tax items	(1,943)	—	(3,649)	—
Total adjustments to GAAP net loss from continuing operations	86,603	8,118	105,680	61,217
Net loss - Non-GAAP from continuing operations	$(10,829)	$(14,897)	$(35,533)	$(47,622)

Weighted average shares outstanding	109,471,712	115,924,122	109,060,408	119,745,231

Net loss per share from continuing operations - Non-GAAP	$(0.10)	$(0.13)	$(0.33)	$(0.40)

Reconciliation of Net Loss from Continuing Operations per Common Share to Net Loss per Common Share from Continuing Operations - Non-GAAP (Unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net loss from continuing operations	$(0.89)	$(0.20)	$(1.29)	$(0.91)
Adjustments to GAAP net loss per common share from continuing operations:
Loss from related party equity method investment including impairment loss	0.77	0.03	0.82	0.39
Stock-based compensation expense from continuing operations	—	—	0.04	—
Corporate restructuring from continuing operations	—	0.01	—	0.02
Acquisition related sales incentive	—	0.01	0.01	0.02
Change in fair value of derivatives liability	—	—	—	—
Noncash interest expense related to convertible notes	0.01	0.01	0.03	0.03
Intangible amortization from continuing operations	0.02	0.01	0.05	0.04
Securities litigation costs	0.01	—	0.02	0.01
Impairment of equity securities	—	—	0.02	—
Tax benefit resulting from certain noncash tax items	(0.02)	—	(0.03)	—
Total adjustments to GAAP net loss per common share from continuing operations	0.79	0.07	0.96	0.51
Net loss per common share from continuing operations - Non-GAAP	$(0.10)	$(0.13)	$(0.33)	$(0.40)